SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

FUELCELL ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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FUELCELL ENERGY, INC.
3 Great Pasture Road, Danbury, CT 06813
203-825-6000

February 27, 2005

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of FuelCell Energy, Inc. (“FuelCell”), which will be held on Tuesday, March 29, 2005 at 10:00 A.M., at the Sheraton Danbury Hotel located at 18 Old Ridgebury Road, Danbury, Connecticut. The formal Notice of Annual Meeting and Proxy Statement, fully describing the matter to be acted upon at the meeting, appear on the following pages.

The only matter scheduled to be considered at the meeting is the election of FuelCell’s directors.

The Board of Directors recommends the approval of the proposal being presented at the Annual Meeting of Shareholders as being in the best interest of FuelCell. We urge you to read the Proxy Statement and give this proposal your careful attention.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, please take the time to vote in one of these ways:

•	Via Internet - visit the web site noted on your proxy card to vote via the Internet.

•	By mail - fill in, sign and date the enclosed proxy card and return it promptly in the postage-paid envelope.

•	By telephone - call the toll-free telephone number on your proxy card to vote by phone.

You may attend the meeting and vote in person even if you have previously voted by proxy in one of the three ways listed above.

Sincerely yours,

Jerry Leitman
Chairman of the Board of Directors,
President and Chief Executive Officer

logo

FUELCELL ENERGY, INC.
3 Great Pasture Road, Danbury, CT 06813
203-825-6000

__________________________________________________________________________________
NOTICE OF ANNUAL SHAREHOLDERS’ MEETING
TO BE HELD MARCH 29, 2005
__________________________________________________________________________________

TO THE SHAREHOLDERS OF FUELCELL ENERGY, INC.:

NOTICE IS HEREBY GIVEN that the Annual Shareholders’ Meeting of FuelCell Energy, Inc. (the “Company”), will be held at the Sheraton Danbury Hotel located at 18 Old Ridgebury Road, Danbury, Connecticut on Tuesday, March 29, 2005 at 10:00 a.m. Eastern Standard Time for the following purposes:

1.	To elect ten (10) directors to serve for the ensuing year and until their successors are duly elected and qualified; and

2.	To transact such other business as may properly come before the Meeting or any adjournment thereof.
Shareholders of record at the close of business on February 8, 2005 are entitled to notice of and to vote at the meeting.

If you plan on attending the meeting, please call FuelCell at (203) 825-6102. Directions to the Sheraton Danbury Hotel are available on the Company’s web site at www.fce.com.
Your attention is directed to the attached Proxy Statement. If you do not expect to be present at the meeting, please fill in, sign, date and mail the enclosed Proxy or vote your shares by touchtone telephone or via the Internet as promptly as possible in order to save the Company further solicitation expense. There is enclosed with the Proxy an addressed envelope for which no postage is required if mailed in the United States.

BY ORDER OF THE BOARD OF DIRECTORS

JOSEPH G. MAHLER
CORPORATE SECRETARY

Danbury, Connecticut
February 27, 2005

FUELCELL ENERGY, INC.
3 Great Pasture Road, Danbury, CT 06813
203-825-6000

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 29, 2005

This Proxy Statement is furnished to the shareholders of FuelCell Energy, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment thereof. The Annual Meeting will be held at the Sheraton Danbury Hotel located at 18 Old Ridgebury Road, Danbury, Connecticut on March 29, 2005 at 10:00 a.m. Eastern Standard Time. The Company is a Delaware corporation.

The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to shareholders is February 28, 2005.

VOTING

General

The record date for the Annual Meeting is February 8, 2005. Holders of shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), as of the close of business on the record date, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Each holder of Common Stock is entitled to one vote for each share held on the record date.

Quorum and Vote Required

As of the record date, there were issued and outstanding 48,163,874 shares of Common Stock, and 105,875 shares of Series B Preferred stock. The holders of a majority of the shares of Common Stock entitled to vote as of the record date present in person or by proxy will constitute a quorum at the meeting. Under the Delaware General Corporation Law, any stockholder who submits a proxy and abstains from voting on a particular matter described herein will still be counted for purposes of determining a quorum. Broker non-votes will be treated as not represented at the meeting.

Voting by Proxy

In voting by proxy with regard to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Shareholders should specify their choices on the accompanying proxy card, by telephone or Internet.

All properly executed proxies delivered by shareholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the election of directors, the shares represented by a proxy will be voted “FOR” the election of all directors. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their best judgment.

Any shareholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date or by voting in person at the Annual Meeting.

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In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors and employees in person or by telephone. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Ten directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of shareholders and until a successor is elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote, if authorized, the proxies for the election as directors of the ten persons named below as nominees. All of the nominees are at present directors of the Company. If any nominee declines or is unable to serve as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for any other person who may be nominated.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO ELECT THE TEN NOMINEES LISTED BELOW AS DIRECTORS OF THE COMPANY.

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The following table sets forth certain information for each nominee for election as a director.

NAME	AGE	PRINCIPAL OCCUPATION	DIRECTOR SINCE

Jerry D. Leitman	62
Mr. Leitman has been President and Chief Executive Officer since August 1997 and became Chairman of the Board in June 2002. Mr. Leitman was previously President of Jaydell Inc., a personal investment corporation from 1995 to 1997. From 1992 to 1995, Mr. Leitman was President of Asea Brown Boveri’s (ABB) global air pollution control businesses. Prior to joining ABB, Mr. Leitman was Group Executive Vice President of FLAKT AB, a Swedish multinational company, responsible for FLAKT’s worldwide industrial businesses from 1989 to 1992. Mr. Leitman is also a Director and Chairman of the Compensation Committee of Esterline Technologies, Inc.
			1997

Warren D. Bagatelle	66	Mr. Bagatelle has been a Managing Director of Loeb Partners Corporation since 1988 and a general partner of Loeb Investors Co. LXXV, an investment partnership and an affiliate of Loeb Partners Corporation. Mr. Bagatelle is a Director of Electro Energy, Inc.	1988

Michael Bode	60
Mr. Bode became Chief Executive Officer of MTU CFC Solutions GmbH, a company of Daimler Chrysler, AG, in January 2003. Mr. Bode was Executive Vice President and Director of the New Technology Group of MTU Friedrichshafen GmbH from July 1993 to February 2003. From 1990 to 1993 Mr. Bode was Vice President and Director of the New Technology group of the Space Transportation and Propulsion Systems division of Deutsche Aerospace AG a subsidiary of Daimler-Benz Corp. Mr. Bode joined Messerschmitt-Bolkow-Blohm GmbH in 1974, where he held a variety of positions. Mr. Bode serves as a Director of BI New Energy Solutions.
			1993

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NAME	AGE	PRINCIPAL OCCUPATION	DIRECTOR SINCE

Thomas R. Casten	62	Mr. Casten currently serves as Chairman and Chief Executive Officer of Primary Energy Ventures, LLC, which has, via its predecessor Private Power LLC, been in operation since 2001. From 1989 to 2000, Mr. Casten was President and Chief Executive Officer of Trigen Energy Corporation, a company involved in alternative energy generation. Mr. Casten is the Chairman of the World Alliance for Decentralized Energy working to advance distributed power worldwide. Mr. Casten serves as a Director of Primary Energy Holdings, LLC.	2000

James D. Gerson	61	Mr. Gerson is a private investor. He was Vice President of Oppenheimer & Co. (formerly Fahnestock & Co., Inc.) from March 1993 until April 2003, where he held a variety of positions in the corporate finance, research, and portfolio management areas. Mr. Gerson also serves as a Director of American Power Conversion Corp. and is Chairman of the Board of Evercel, Inc.	1992

Thomas L. Kempner	77	Mr. Kempner was Chairman of the Board from March 1992 to August 1997. He has been Chairman and Chief Executive Officer of Loeb Partners Corporation since 1979 and a general partner of Loeb Investors Co. LXXV, an investment partnership and an affiliate of Loeb Partners Corporation. Mr. Kempner is also a Director of IGENE Biotechnology, Inc., Intermagnetics General Corporation, CCC Information Services Group, Inc., Insight Communications Company, Inc., Dyax Corporation, Intersections, Inc. and Director Emeritus of Northwest Airlines, Inc.	1988

William A. Lawson	71	Mr. Lawson has been President of W.A. Lawson Associates, an industrial and financial consulting firm, since 1987. Mr. Lawson is past Chairman of the Board of Directors of Newcor, Inc. Mr. Lawson is a Director of Evercel, Inc.	1988

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NAME	AGE	PRINCIPAL OCCUPATION	DIRECTOR SINCE

Charles J. Murphy	57	Mr. Murphy is currently a Senior Advisor at Credit Suisse First Boston as well as an Adjunct Professor at NYU's Stern School of Business. Over the last several years he has worked as a senior investment banker/advisor at Allegheny Energy, Merrill Lynch, Pierce, Fenner & Smith and J.P. Morgan, specifically in the Energy, Power and Energy Technology areas. From 1976 to 1996, Mr. Murphy was an investment banker at Credit Suisse First Boston where he was a member of the Executive Board, the head of the Global Equity Department and co-head of the Investment Banking Department.	2002

George K. Petty .	63	Mr. Petty has been Chairman and President of AmCan, Inc. a corporation specializing in the telecommunications field since 1999. Mr. Petty was President and Chief Executive Officer of Telus Corporation, a Canadian telecommunications company, from 1994 to 1999. Previously, he was Vice President of Global Business Service for AT&T and Chairman of the Board of World Partners, the Global Telecom Alliance. Mr. Petty is a Director of AmCan, Inc, Enbridge, Inc., Enbridge Energy Partners, L.P, Enbridge Energy Management, Inc. and Enbridge Energy Company, Inc.	2003

John A. Rolls	63	Mr. Rolls has been President, Chief Executive Officer and a principal investor in Thermion Systems International since 1996. He is a Director and Chairman of the Finance Committee of Bowater Inc. and a Director and Chairman of the Audit Committee of MBIA Inc. Mr. Rolls was President and Chief Executive Officer of Deutsche Bank North America from 1992 through 1996. From 1986 through 1992, Mr. Rolls was Executive Vice President and Chief Financial Officer for United Technologies Corp. Previously, he was Senior Vice President and Chief Financial Officer of RCA Corporation.	2000

Jerry D. Leitman has been nominated as a director pursuant to his employment agreement. See “Employment Agreements.”

Mr. Petty serves as the designee of Enbridge Inc. (Enbridge). The Company has agreed to allow Enbridge to nominate one member of the Company’s board of directors satisfactory to the Company so long as Enbridge holds preferred shares of FCE Canada, Ltd, a subsidiary of the Company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 15, 2005 with respect to: (a) the only shareholders known to management to own beneficially more than 5% of the outstanding common stock of FuelCell; (b) each of FuelCell’s directors; (c) each of the executive officers of FuelCell named below in the Summary Compensation Table under the heading “Executive Compensation”; and (d) in summary, all of FuelCell’s directors and executive officers as a group. Information in this table with respect to Common Stock includes shares of Common Stock issuable upon the exchange of Exchangeable Shares.

Unless indicated otherwise the address of each holder is in care of FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, Connecticut 06813-1305.

Name	Shares of Common Stock owned Beneficially		Percentage of Outstanding Common Stock (1)

Jerry D. Leitman	1,420,056	(2)	2.87

Warren D. Bagatelle c/o Loeb Partners Corp. 61 Broadway New York, NY 10006	1,094,992	(3) (4)	2.27

Christopher R. Bentley	397,900	(5)	*

Michael Bode c/o MTU CFC Solutions GmbH Postfach D-81663 München Germany	2,746,548	(6)	5.70

R. Daniel Brdar	121,399	(7)	*

Thomas R. Casten c/o Primary Energy 200 York Road Suite 129 Oak Brook, IL 60523	40,000	(8)	*

James D. Gerson	1,342,796	(9)	2.79

Thomas L. Kempner c/o Loeb Partners Corp. 61 Broadway New York, NY 10006	507,192	(3) (10)	1.05

William A. Lawson	91,000	(11)	*

Joseph G. Mahler	282,806	(12)	*

Hansraj C. Maru	233,353	(13)	*

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Name	Shares of Common Stock owned Beneficially		Percentage of Outstanding Common Stock (1)

Charles J. Murphy c/o Credit Suisse First Boston 11 Madison Avenue 19th Floor New York, NY 10010	20,000	(14)	*

Herbert T. Nock	373,750	(15)	*

George K. Petty	235,286	(16)	*

John A. Rolls c/o Thermion Systems International 611 Access Road Stratford, CT 06615	48,000	(17)	*

Daimler Benz affiliate MTU Friedrichshafen GmbH (“MTU”) Maybachplatz 1 88045 Friedrichshafen Germany	2,746,548		5.70

Wellington Management Company, LLP 75 State Street Boston, MA 02109	6,647,200	(18)	13.80

All Directors and Executive Officers as a Group (15 persons)	5,717,338	(19)	11.23
* Less than one percent.

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(1)	Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.
(2)	Mr. Leitman’s shareholdings include options to purchase 1,398,000 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.
(3)	Warren Bagatelle and Thomas L. Kempner, by virtue of being general partners of Loeb Investors Co. LXXV, may each be deemed to beneficially own 491,192 shares of stock owned by Loeb Investors Co. LXXV.
(4)	Mr. Bagatelle’s shareholdings include options to purchase 16,000 shares of Common Stock, which are currently exercisable and 491,192 shares of stock owned by Loeb Investors Co. LXXV.
(5)	Mr. Bentley’s shareholdings include options to purchase 219,750 shares of Common Stock, which are currently exercisable or are exercisable within 60 days. Mr. Bentley’s shareholdings include 100 shares held by his wife, Karen Bentley. Mr. Bentley disclaims beneficial ownership of the securities held by his wife.
(6)	Mr. Bode is an executive officer of MTU CFC Solutions GmbH, a company of Daimler Chrysler, AG. MTU holds 2,746,548 shares of Common Stock.
(7)	Mr. Brdar’s shareholdings include options to purchase 119,250 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.
(8)	Mr. Casten’s shareholdings include options to purchase 40,000 shares of Common Stock, which are currently exercisable.
(9)	Mr. Gerson’s shareholdings include 113,200 shares held by his wife, Barbara Gerson, as Custodian for one child and 241,800 shares held by a private foundation, of which Mr. Gerson is President and a Director. Mr. Gerson disclaims beneficial ownership of the securities held by his wife and by the private foundation. Mr. Gerson’s shareholdings include options to purchase 16,000 shares of Common Stock, which are currently exercisable.
(10)	Mr. Kempner’s shareholdings include options to purchase 16,000 shares of Common Stock, which are currently exercisable and 491,192 shares of stock owned by Loeb Investors Co. LXXV.
(11)	Mr. Lawson’s shareholdings include options to purchase 16,000 shares of Common Stock, which are currently exercisable.
(12)	Mr. Mahler’s shareholdings include options to purchase 239,550 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.
(13)	Dr. Maru’s shareholdings include options to purchase 202,000 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.
(14)	Mr. Murphy’s shareholdings include options to purchase 20,000 shares of Common Stock, which are currently exercisable.
(15)	Mr. Nock’s shareholdings include options to purchase 373,750 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.
(16)	Mr. Petty, by virtue of being a director of Enbridge, may be deemed to beneficially own 225,286 shares of Common Stock, which are issuable upon conversion of the FuelCell Energy, Ltd. Series I Preferred Stock held by Enbridge. Mr. Petty is a director of Enbridge. Mr. Petty disclaims beneficial interest of these shares. Mr. Petty’s shareholdings include options to purchase 10,000 shares of Common Stock, which are currently exercisable.
(17)	Mr. Roll’s shareholdings include options to purchase 40,000 shares of Common Stock, which are currently exercisable.
(18)	Based upon information contained in Schedule 13G/A filed on February 14, 2005.
(19)	Includes options to purchase 2,726,300 shares of Common Stock, which are currently exercisable or are exercisable within 60 days and 225,286 shares of Common Stock issuable upon conversion of the FuelCell Energy, Ltd. Series I Preferred Stock.

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COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS AND RELATED MATTERS

The Board of Directors held eight meetings during the fiscal year ended October 31, 2004. Each director attended at least 75% of the meetings of the Board of Directors and Board committees of which he was a member during the period he served as director, except for Michael Bode. Mr. Bode, who lives in Germany, was accordingly only available to attend 62.50% of the meetings.

Independent Directors

The Board of Directors has determined that the following members of the Board are independent directors, as such term is defined in Nasdaq Rule 4200(a)(15): Warren D. Bagatelle, Thomas R. Casten, James D. Gerson, Thomas L. Kempner, William A. Lawson, Charles J. Murphy, George K. Petty and John A. Rolls. The independent directors meet from time to time in executive session without the other members of the Board.

Executive Committee

The Board of Directors has an Executive Committee comprised of Messrs. Rolls (Chairman), Kempner, Leitman, and Murphy. Mr. Murphy joined the Executive Committee on September 14, 2004. Mr. Kempner was Chairman and Messrs. Bagatelle, Gerson and Lawson were members until September 14, 2004. The Executive Committee, which held no meetings during fiscal 2004, is authorized to exercise the general powers of the Board managing the business and affairs of the Company between meetings of the Board of Directors.

Nominating Committee

The Board of Directors has a Nominating Committee. During fiscal 2004, the Committee was comprised of Messrs. Kempner (Chairman), Rolls, Murphy and Gerson. Mr. Lawson was Chairman until March 30, 2004 and Mr. Leitman was a member until January 26, 2004. The Committee held no meetings during fiscal 2004.

The members of the Committee are all independent directors under applicable Nasdaq rules. Members of the Nominating Committee are appointed by the Board of Directors.

The principal purpose of the Nominating Committee is to identify individuals qualified to become members of the Board of Directors and recommend the persons to be nominated by the Board of Directors for election as directors at the annual meeting of stockholders.

The Committee is responsible for identifying individuals qualified to become members of the Board of Directors, and recommending to the Board of Directors the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and the persons to be elected by the Board of Directors to fill any vacancies on the Board.

Directors are not required to meet any specific or minimum qualifications. The Committee does, however, use certain selection criteria as a guide in its selection process. A copy of the selection criteria is included in the Committee’s charter. The Committee is also responsible for reviewing with the Board of Directors, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole.

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The Committee will consider nominees for the Board of Directors recommended by stockholders. Nominations by stockholders must be in writing, must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years, and a representation that the nominating stockholder is a beneficial or record owner of the Company’s common stock. Any such submission must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as director if elected. Nominations must be delivered to the Committee at the following address:

Nominating Committee
FuelCell Energy, Inc.
c/o Corporate Secretary
3 Great Pasture Road
Danbury, CT 06813

The Committee is required to review the qualifications and backgrounds of all directors and nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of the Board of Directors, and recommend a slate of directors to be nominated for election at the annual meeting of stockholders, or, in the case of a vacancy on the Board of Directors, recommend a director to be elected by the Board to fill such vacancy.

Audit Committee

The Board of Directors has an Audit Committee. During fiscal 2004, the Committee was comprised of Messrs. Gerson (Chairman), Bagatelle and Murphy. The Committee held six meetings during fiscal 2004.

The members of the Committee are all independent directors under applicable SEC and Nasdaq rules. In addition, the Board of Directors has determined that at least one of the independent directors serving on the Audit Committee, Warren D. Bagatelle, is an audit committee financial expert, as that term has been defined by SEC rules.

Report of the Audit Committee

Management has primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its consolidated financial statements. The Company’s independent auditors, who are accountable to the Audit Committee, are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States. The Audit Committee is responsible for ensuring that both management and the independent auditor effectively discharge their respective responsibilities.

The Audit Committee of the Board of Directors is composed of three non-employee directors, each of whom meets the independence requirements of the Company’s Governance Guidelines and the Nasdaq Rules. The Audit Committee operates under a written charter adopted by the Board of Directors. As more fully detailed in the Charter, the Audit Committee’s primary responsibilities are as follows:

•	Appointing, compensating and retaining the Company’s independent public auditors, and overseeing the work performed by the independent auditors.

•	Assisting the Board of Directors in fulfilling its responsibilities by reviewing, as required, the financial reports provided by the Company to the Securities and Exchange Commission (“SEC”) and the Company’s shareholders.

•	Monitoring the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

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•	Recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations.

•	Providing an avenue of communication among the independent auditors, management, and the Board of Directors.

As part of its oversight responsibilities, the Audit Committee reviews and discusses with both management and the independent auditors all annual and quarterly financial statements prior to filing with the Securities and Exchange Commission. Management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the United States, and reviewed significant accounting and disclosure issues with the Audit Committee. In connection with these reviews, the Audit Committee discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Additionally, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG matters relating to its independence from the Company. The Audit Committee has also determined that the independent auditors’ provision of non-audit services in the 2004 fiscal year was compatible with and did not impair the auditors’ independence.

The Audit Committee has discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, in the 2004 fiscal year the Audit Committee worked actively with management and outside advisors to review and oversee the steps taken to strengthen the effectiveness of the Company’s internal control processes and procedures.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004.

This report has been submitted by the members of the Audit Committee.

Audit Committee

James D. Gerson (Chairman)
Warren D. Bagatelle
Charles Murphy

Compensation Committee

The Board of Directors has a Compensation Committee. During fiscal 2004, the Committee was comprised of Messrs. Lawson (Chairman), Casten, Rolls and Petty. Mr. Petty joined the Compensation Committee on March 30, 2004. The Committee held five meetings during fiscal 2004.

The members of the Committee are all independent directors under applicable Nasdaq rules. Members of the Compensation Committee are appointed by the Board of Directors.

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The Compensation Committee is responsible for implementing and reviewing executive compensation plans, policies and programs in an effort to ensure the attraction and retention of executive officers in a reasonable and cost-effective manner, to motivate their performance in the achievement of the Company’s business objectives and to align the interests of executive officers with the long-term interests of the Company’s shareholders. To that end, it is the responsibility of the Committee to develop and approve periodically a general compensation policy and salary structure for executive officers of the Company which considers business and financial objectives, industry and market pay practices and/or such other information as may be deemed appropriate. It is also the responsibility of the Committee to review and recommend for approval by the independent directors of the Board the compensation (salary, bonus and incentive compensation) of the Chief Executive Officer of the Company and review and approve the compensation (salary, bonus, incentive and other compensation) of the other executive officers of the Company; review and approve perquisites offered to executive officers of the Company; review and approve corporate goals and objectives relevant to the compensation of executive officers of the Company and evaluate performance in light of the goals and objectives; and review and approve all employment, retention and severance agreements for executive officers of the Company. The Committee also acts on behalf of the Board in administering compensation plans approved by the Board and/or the shareholders of the Company (including the Company’s Section 423 Stock Purchase Plan and the Company’s 1998 Equity Incentive Plan), in a manner consistent with the terms of such plans (including, as applicable, the granting of stock options, restricted stock, stock units and other awards, and the review of performance target goals established before start of the relevant plan year and determination of when performance goals have been achieved at the end of the plan year); reviews and makes recommendations to the Board with respect to new compensation incentive plans and equity-based plans; and reviews and make recommendations to the Board on changes in major benefit programs of executive officers of the Company. The Committee also reviews the management succession program for the Chief Executive Officer and selected executive officers of the Company.

Stockholder Communications with Directors

The Company has established a process by which stockholders can communicate with the Company’s Board of Directors. Stockholders may communicate with the Board of Directors, or any of the Company’s individual directors, by sending their communications to the Board of Directors, or to any individual director, at the following address:

Board of Directors of
FuelCell Energy, Inc.
c/o Corporate Secretary
3 Great Pasture Road
Danbury, CT 06813

All stockholder communications received by the Company’s Corporate Secretary will be delivered to one or more members of the Board of Directors, or, in the case of communications sent to an individual director, to such director.

Director Attendance at the Annual Meeting

Although the Company does not have a formal policy with respect to director attendance at annual meetings, the Company strongly encourages directors to attend the annual meeting. One of our directors could not attend last year’s annual meeting but we expect that all of our directors will attend this year's annual meeting.

Director Compensation

Each Board member not employed by the Company, except for Michael Bode, receives $10,000 per annum. Fees assume four meetings; additional noticed meetings are paid at the rate of $1,000 for special meetings and $500 for telephonic meetings. New Board members also receive 40,000 non-qualified stock options upon acceptance to the Board. The stock options are granted pursuant to the Company’s 1998 Equity Incentive Plan. The options are exercisable commencing one year after grant, vest at the rate of 25% per year from date of grant and have restrictions as to transferability. An additional $3,000 per annum is paid to the Chairman and $2,000 per annum is paid to each non-employee member of the Executive, Nominating, Audit and Compensation Committees. Fees assume four meetings; additional meetings are paid at the rate of $500 per meeting. The Company reimburses directors for reasonable expenses incurred in connection with the performance of their duties as directors.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended October 31, 2004, 2003 and 2002, of those persons who were at October 31, 2004 (i) the chief executive officer and (ii) the four other most highly compensated executive officers of the Company (collectively, the “Named Officers”).

				LONG TERM COMPENSATION AWARDS
	ANNUAL COMPENSATION			SECURITIES	ALL OTHER
NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)	BONUS ($)	UNDERLYING OPTIONS #	COMPENSATION(1) ($)

Jerry D. Leitman	2004	388,250	186,000	-0-	14,014
President, Chief Executive Officer	2003	383,711	180,500	-0-	19,571
	2002	373,888	180,000	200,000	18,000

Christopher R. Bentley	2004	274,673	65,750	20,000	11,663
Executive Vice President	2003	271,269	63,750	10,000	15,752
	2002	261,908	76,000	45,000	18,000

R. Daniel Brdar	2004	183,885	50,000	35,000	9,341
Executive Vice President and Chief Operating Officer	2003	160,529	40,000	50,000	24,810
	2002	135,714	35,000	34,000	7,752

Joseph G. Mahler	2004	237,154	60,000	20,000	11,480
Senior Vice President	2003	234,731	55,000	10,000	15,242
Chief Financial Officer Corporate Secretary and Treasurer	2002	226,161	67,000	45,000	18,000

Hansraj C. Maru	2004	216,135	50,700	10,000	10,385
Executive Vice President and Chief Technology Officer	2003	215,983	47,000	10,000	14,838
	2002	209,405	53,000	30,000	18,000

Herbert T. Nock	2004	207,981	47,500	15,000	10,192
Senior Vice President, Marketing and Sales	2003	204,923	50,000	50,000	14,905
	2002	193,914	53,000	50,000	21,090

(1)	Represents employer contributions to the Defined Contribution Pension Plan and employer contributions to the Section 401(k) Plan.

Prior to February 14, 2005, Mr. Bentley was Executive Vice President and Chief Operating Officer. On February 14, 2005, Mr. Bentley became Executive Vice President, Government R & D Operations and Strategic Manufacturing Development.

Prior to February 14, 2005, Mr. Brdar was Vice President of Product Development. On February 14, 2005, Mr. Brdar became Executive Vice President and Chief Operating Officer.
The following two tables set forth certain information with respect to (i) option grants to the named executive officers of the Company during the fiscal year ended October 31, 2004, and (ii) the aggregated number and value of options exercisable and unexercisable by the named executive officers as of October 31, 2004.

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OPTION GRANTS IN LAST FISCAL YEAR

NAME	NUMBER OF SECURITIES UNDERLYING OPTIONS/SARs GRANTED (1)	PERCENT OF TOTAL OPTIONS/SARs GRANTED TO EMPLOYEES IN FISCAL YEAR	EXERCISE OR BASE PRICE ($/SH)	EXPIRATION DATE	POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM (2) 5% ($) 10% ($)

Jerry D. Leitman	-0-	-0-	-0-	N/A	N/A	N/A

Christopher Bentley	20,000	3.34	$13.782	3/30/2014	173,283	439,195

R. Daniel Brdar	35,000	5.84	$13.782	3/30/2014	303,246	768,592

Joseph G. Mahler	20,000	3.34	$13.782	3/30/2014	173,283	439,195

Hansraj C. Maru	10,000	1.67	$13.782	3/30/2014	86,642	219,598

Herbert T. Nock	15,000	2.50	$13.782	3/30/2014	129,963	329,397

(1)	The options were granted under the Company's 1998 Equity Incentive Plan. These options become exercisable in four equal annual installments on each anniversary date of the date of grant. Options that have been issued may not be exercised beyond the earlier of (a) ten years from the date of grant, or (b) three months after the holder ceases to be employed by the Company, except in the event of termination by reason of death or permanent disability, in which event the option may be exercised for up to one year following termination.

(2)	The assumed rates are compounded annually for the full term of the options.

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AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

NAME	SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ($)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT 10/31/04 EXERCISABLE/ UNEXERCISABLE (#)	VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT 10/31/04 EXERCISABLE/ UNEXERCISABLE (1) ($)

Jerry D. Leitman	160,000	2,506,596	1,348,000 (2) 100,000 (3)	13,328,640 (2) -0- (3)

Christopher R. Bentley	4,900	80,262	193,000 (2) 58,000 (3)	1,436,560 (2) 51,600 (3)

R. Daniel Brdar	-0-	-0-	89,500 (2) 89,500 (3)	86,000 (2) 258,000 (3)

Joseph G. Mahler	63,150	897,216	212,800 (2) 58,000 (3)	1,726,754 (2) 51,600 (3)

Hansraj C. Maru	-0-	-0-	181,500 (2) 40,500 (3)	1,421,960 (2) 51,600 (3)

Herbert T. Nock	12,500	154,200	345,000 (2) 77,500 (3)	-0- (2) 258,000 (3)

(1)	Based upon the closing price of $12.33 on October 29, 2004 of the Company’s Common Stock on the Nasdaq National Market minus the respective option exercise price.
(2)	Exercisable.
(3)	Unexercisable.

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EMPLOYMENT AGREEMENTS
In August 1997, the Company entered into an employment agreement with Mr. Leitman upon hiring him as its President and Chief Executive Officer. The employment agreement was subsequently modified in June 2002. Under the agreement, which is terminable by either party upon 30 days notice, Mr. Leitman is entitled to a minimum annual salary and a bonus based upon an incentive compensation plan to be developed by Mr. Leitman with the Compensation Committee. In addition, upon entering into the agreement, the Company granted Mr. Leitman options to purchase 1,500,000 shares of Common Stock. The agreement also provides Mr. Leitman with the opportunity to participate in insurance plans and other employment benefits as may be generally available to other employees of the Company. In certain circumstances, if Mr. Leitman’s employment is terminated, including a termination by Mr. Leitman upon a change of control, Mr. Leitman will be entitled to a severance benefit equal to (i) two times his then base salary, plus (ii) an amount equal to Mr. Leitman’s bonus from the Company for the immediately preceding year. The agreement also contains non-disclosure provisions and prohibits Mr. Leitman from competing with the Company during the term of his employment and for a period of two years thereafter. Under the Agreement, the Company has agreed to use its best efforts to cause Mr. Leitman to be elected to the Board of Directors and to appoint Mr. Leitman as a member of the Executive Committee of the Board of Directors.

     In October 1998, the Company entered into an employment agreement with Mr. Mahler upon hiring him as its Chief Financial Officer, Treasurer and Corporate Secretary. Under the agreement, which is terminable by either party upon 30 days notice, Mr. Mahler is entitled to a minimum annual salary and a bonus based upon the Company incentive compensation plan. In addition, upon entering into the agreement, the Company granted Mr. Mahler options to purchase 300,000 shares of Common Stock. The agreement also provides Mr. Mahler with the opportunity to participate in insurance plans and other employment benefits as may be generally available to other employees of the Company. In certain circumstances, if Mr. Mahler’s employment is terminated, Mr. Mahler will be entitled to a severance benefit equal to (i) his then base salary, plus (ii) an amount equal to Mr. Mahler’s bonus from the Company for the immediately preceding year. The agreement also contains non-disclosure provisions and prohibits Mr. Mahler from competing with the Company during the term of his employment and for a period of two years thereafter.

In February 2005, the Company entered into an employment arrangement with Mr. Brdar upon his promotion to Executive Vice President and Chief Operating Officer. Under the at-will agreement, Mr. Brdar is entitled to an annual base salary of $250,000 and a bonus based upon the Company’s incentive compensation plan. In addition, the Company granted Mr. Brdar options to purchase 250,000 shares of Common Stock. If Mr. Brdar’s employment is terminated in the event of a change of control of the Company or without cause, Mr. Brdar will be entitled to a severance benefit equal to one year’s salary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Decisions regarding executive compensation are principally made by the Compensation Committee, which is composed of Messrs. Lawson, Casten, Rolls and Petty. The Compensation Committee reviews and recommends for approval by the independent members of the Board of Directors the compensation (salary, bonus and other long-term incentives) of the Chief Executive Officer of the Company and reviews and approves the compensation (salary, bonus and long-term incentives) of the other executive officers of the Company. The Company has both a short and long term incentive compensation plan. The Compensation Committee is responsible for the recommendation to the independent directors of the Company of incentive awards to the Chief Executive Officer of the Company under the plans and the approval of incentive awards to the other executive officers of the Company under the plans. No member of the Compensation Committee was an officer or employee of the Company during the fiscal year ended October 31, 2004.

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COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee reviews the Company's compensation plan on a regular basis. The Compensation Committee periodically retains independent consultants on an as needed basis to provide current market data with regard to base salary structure, short-term cash incentives and with the development of long-term incentive plans. The Compensation Committee regularly updates its assessment of various long-term incentive tools including stock options, restricted stock, performance-based equity, and other alternatives that might be available.

The Company's primary objective in developing executive compensation policies is to attract, motivate and retain highly qualified and effective leaders. The compensation policy includes various components of compensation that are intended to align management behaviors and priorities directly with the Company’s strategic objectives and to encourage management to act in the best long-term interest of the Company and its shareholders. The Company's executive officer compensation policy generally consists of three elements: base compensation, annual cash bonus and long-term incentive compensation.

Cash Compensation

Annual compensation consists of two elements: base salary and an annual bonus payable in a combination of cash and Company common stock. Each officer is offered a base salary that is commensurate for the role that he or she is performing. In setting compensation, the Compensation Committee strives to maintain base compensation for the Company's executive officers at levels which the Compensation Committee, based on its experience, believes are competitive with the compensation of comparable executive officers in similarly situated companies.

Increases in base salary are based on a periodic review and evaluation of the performance of the operation or function for which the executive has responsibility, and is measured against defined performance criteria. The executive is also reviewed according to his or her competence as an effective leader in the Company, which includes an evaluation of the skills and experience required for the job, coupled with a comparison of these elements with similar elements for other executives both within and outside of the Company.

Executive officers are eligible to participate in a bonus plan. The Compensation Committee determines awards under the bonus plan. The Compensation Committee considers input of the Chief Executive Officer with respect to the bonus to be awarded to the other executive officers. The executive officers, as well as other key employees, may receive bonuses based upon meeting the performance objectives of the Company and their contributions to the Company.

The compensation paid by the Company to its Chief Executive Officer for fiscal 2004 was based upon an employment agreement negotiated with Mr. Leitman. The Compensation Committee has recently conducted a survey of compensation packages of Chief Executive Officers in comparable companies, and believes, based upon the individual experience of its members, that the compensation package for Mr. Leitman for fiscal 2004 was reasonable based upon Mr. Leitman’s experience, his level of responsibility and the contributions made and expected to be made by him to the Company. See “Employment Agreement” for a description of Mr. Leitman’s employment agreement.

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Long-term incentive compensation

Each of the executive officers and all employees are eligible to receive awards under the 1998 Equity Incentive Plan. The 1998 Equity Incentive Plan will be used to align a portion of the officers’ compensation with the shareholders' interest and the long-term success of the Company by encouraging the executive officers and other employees to remain with the Company, and by enabling optionees to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's Common Stock at any particular point in time.

In determining the number of options to be granted to each executive officer, the Compensation Committee considers input of the Chief Executive Officer with respect to the executive officers, other than the Chief Executive Officer.  These determinations are based in part upon annual compensation surveys of executive officers and certain key employees in comparable companies along with following guidelines previously approved by the Compensation Committee.

The members of the Compensation Committee have submitted this report.

Compensation Committee

William Lawson (Chairman)
Thomas Casten
John Rolls
George Petty

PERFORMANCE GRAPH

The following graph compares the annual change in the Company’s cumulative total shareholder return on its Common Stock for the five fiscal years ended October 31, 2004 with the cumulative total return on the Russell 2000 and a peer group consisting of SIC Group Code 369 companies listed on The American Stock Exchange, Nasdaq National Market and New York Stock Exchange for that period.

FISCAL YEAR ENDED

COMPANY/INDEX/MARKET	10/31/1999	10/31/2000	10/31/2001	10/31/2002	10/31/2003	10/31/2004

FuelCell Energy, Inc.	100.00	895.89	365.79	135.03	357.59	288.67
Misc Electric Equip, Supplies	100.00	114.39	58.25	56.40	86.05	90.45
Russell 2000 Index	100.00	115.87	99.68	89.96	122.97	136.48

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SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more than ten percent of the issued and outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company.

Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for those persons, the Company believes that during the last fiscal year all required filings were timely made as required by Section 16(a) except as follows: R. Daniel Brdar, and James Gerson were each delinquent in the filing of one Form 4 or 5 representing one transaction each and Jerry Leitman was delinquent in the filing of one Form 4 or 5 representing two transactions. Joseph Mahler and Hansraj Maru were each delinquent in the filing of two Forms 4 or 5 representing two transactions each and Herbert Nock and Christopher Bentley were delinquent in the filing of two Forms 4 or 5 representing an aggregate of three transactions each. All forms were subsequently filed. SEC rules require the Company to disclose all known delinquent Section 16(a) filings by its officers, directors and ten percent stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MTU-Friedrichshafen GmbH

MTU-Friedrichshafen GmbH holds 2,746,548 shares of FuelCell Energy common stock. FuelCell Energy has certain business relationships with its subsidiary; MTU CFC Solutions (MTU).

 In December of 1999, the Company entered into an agreement with Daimler Chrysler affiliate MTU-Friedrichshafen GmbH granting an exclusive license to use the Company's Direct Fuel Cell (DFC) patent rights and know how in Europe and the Middle East and a non-exclusive license in South America and Africa subject to certain rights of the Company and others.  This license agreement was assigned to MTU in February 2003. MTU has agreed to make any improvements to the Company's DFC available to the Company.  MTU plans to conduct further research, development, manufacturing and marketing programs in the area of carbonate fuel cell technology and has agreed to negotiate a license grant of the results to the Company.  In addition, MTU has agreed to pay a royalty based on kilowatts of electrical generating capacity using the Company's DFC made or sold by MTU or its permitted licensees, including a minimum annual royalty commencing in 2000.  Pursuant to this agreement, MTU paid the Company $300,000 in royalties in fiscal year 2004.

In July 1998, the Company entered into a Cross-Licensing and Cross-Selling Agreement with MTU-Friedrichshafen GmbH which was also assigned to MTU in February 2003. In this license MTU and the Company have granted to each other the right to manufacture and sell each other's stationary power fuel cell products in their respective regions. Each company will pay the other royalties based upon sales. Mr. Bode, a director of the Company, is an executive officer of an affiliate of MTU, and MTU is a significant shareholder of the Company.  The Company believes that the terms of its transactions with MTU are no less favorable to the Company than it could have obtained from an unaffiliated third party.

During fiscal year 2004, the Company sold to MTU fuel cell components for approximately $1.6 million.

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Strategic Alliance with Enbridge, Inc.

On November 4, 2003, the Company entered into a strategic alliance agreement with Enbridge to distribute FuelCell's products in Canada. As part of the agreement, Enbridge received warrants to purchase 500,000 shares of FuelCell Energy common stock. The agreement calls for the warrants to be exercisable on a graduated scale based on order flow generated by Enbridge. The full quantity of warrants will vest with order commitments for 20 megawatts of DFC power plants. The exercise prices of the warrants range from $14.65 to $19.04 per share and the warrants will expire in November 2006. Enbridge also holds shares of FuelCell Energy, Ltd. Series I Preferred Stock, a subsidiary of the Company, which are presently convertible into 225,286 shares of the Company’s Common Stock. George K. Petty, a member of the Board of Directors of the Company, is a director of Enbridge.

EQUITY COMPENSATION PLAN AND WARRANT INFORMATION (1)

Plan Category	Number of Common Shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Plans approved by security holders:
Stock option plans	5,353,791	$10.63	1,641,048
Employee stock purchase plan (2)	15,593	$10.49	431,738
Warrants issued to business partners not approved by security holders (3)	1,640,000	$35.51	—
Total	7,009,384	$16.45	2,072,786

(1)	As of the end of our fiscal year ended October 31, 2004.National Market minus the respective option exercise price.
(2)	We offer a stock purchase plan that allows employees to purchase shares of our common stock at a discounted cost.
(3)	We have issued warrants to certain of our business partners as sales incentives.

INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees

Audit fees include the aggregate fees billed for the audit of the Company's annual consolidated financial statements and the reviews of each of the quarterly consolidated financial statements included in the Company's Forms 10-Q. These fees also include statutory audit work performed with respect to the acquisition of Global on November 3, 2003. The aggregate audit fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2004 were $324,754. The aggregate audit fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2003 were $305,570. The audit fees for the year ended October 31, 2003 also included statutory audit work performed with respect to the acquisition of Global on November 3, 2003.

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Audit-Related Fees

Audit-related fees include accounting advisory services related to the audit of the Company's employee benefit plans, the adoption of new accounting standards and special one-time events. The aggregate audit-related fees billed to the Company by KPMG for the fiscal year ended October 31, 2004 were $36,150. The aggregate audit-related fees billed to the Company by KPMG for the fiscal year ended October 31, 2003 were $35,350.

Tax Fees

Fees paid to KPMG LLP for tax services for 2004 were approximately $370,796. This included $65,900 for tax return and compliance work, $179,750 for acquisition costs and $125,146 for tax consulting, assistance and advice.

Fees paid to KPMG LLP for tax services for 2003 were approximately $244,585. This included $73,630 for tax return and compliance work, $65,075 for acquisition costs and $105,880 for tax consulting, assistance and advice.

Other Fees

Other than fees relating to the services described above under Audit Fees, Audit-Related Fees and Tax Fees, there were no additional fees billed by KPMG LLP for services rendered to the Company for the fiscal year ended October 31, 2004 or the fiscal year ended October 31, 2003.

As set forth in its charter, it is the policy of our Audit Committee to pre-approve all audit and non-audit services provided by KPMG.  Our Audit Committee has considered whether the provision of KPMG LLP's services other than for the annual audit and quarterly reviews is compatible with their independence and has concluded that it is.

SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

Shareholders who wish to present proposals for inclusion in the Company's proxy materials and for consideration at the 2005 Annual Meeting of Shareholders should submit the proposals in writing to the Secretary of the Company in accordance with all applicable rules and regulations of the SEC no later than
October 27, 2005.

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ANNUAL REPORT AND FORM 10-K

ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED OCTOBER 31, 2004 AND COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2004 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO: FUELCELL ENERGY, INC., 3 GREAT PASTURE ROAD, DANBURY, CONNECTICUT 06813 ATTN: SHAREHOLDER RELATIONS OR IS ALSO AVAILABLE THROUGH THE COMPANY’S WEBSITE AT WWW.FUELCELLENERGY.COM.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposal set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

By Order of the Board of Directors
Joseph G. Mahler
Corporate Secretary
Danbury, CT
February 27, 2005

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PROXY     FUELCELL ENERGY, INC.     PROXY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MARCH 29, 2005
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jerry D. Leitman and Joseph G. Mahler, and each of them, attorneys with full power of substitution, to vote as directed below all shares of Common Stock of FuelCell Energy, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the Annual Meeting of Stockholders to be held at the Sheraton Danbury Hotel located at 18 Old Ridgebury Road, Danbury, CT. at 10:00 a.m. and at any adjournment or postponement thereof.

1. Election of Directors

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

Warren D. Bagatelle, Michael Bode, Thomas R. Casten, James D. Gerson, Thomas L. Kempner, William A. Lawson, Jerry D. Leitman, Charles J. Murphy, George K. Petty, John A. Rolls.

2.    As such proxies may in their discretion determine in respect of any other business properly to come before said meeting (the Board of Directors knowing of no such other business).

The directors recommend a vote FOR item 1.

(Continued on reverse side)

1

(Continued from other side)

UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, THIS PROXY WILL BE VOTED FOR ITEM 1 AS PROPOSED.

PLEASE DATE, SIGN AND RETURN IN THE ENVELOPE PROVIDED.

Dated ______________________, 2005

Signature of Stockholder(s)

(Please sign in the same form as name appears hereon. Executors and other fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing).

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 29, 2005.

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